Exhibit 99.1

Osiris and FDA Reach Agreement on Regulatory Pathway for Biosurgery Products

COLUMBIA, Md. — October 21, 2013 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), announced today that it has reached agreement with the United States Food and Drug Administration (FDA) regarding the regulatory pathway for its Biosurgery products, Grafix® and Ovation®.

After discussions with the FDA, the regulatory status of Grafix is confirmed and the product will remain on the market as a wound cover for the treatment of acute and chronic wounds. For certain expanded indications for Grafix, Osiris has committed to submit a Biologics License Application (BLA). Osiris will leverage existing clinical data in the preparation of the applications, including data from Protocol 302, its multi-center, randomized controlled trial which demonstrated a 192% relative improvement in closure rate of chronic diabetic foot ulcers as compared to patients receiving conventional therapy (p<0.0001).

Additionally, Osiris will continue transitioning its Ovation product line over to the company’s newly launched OvationOS™ formulation and has agreed to complete this transition no later than the second half of 2014.

“We are pleased with the regulatory clarity this agreement provides and are excited to take this leadership role as we work with FDA in the evolving science and regulation of regenerative medicine,” said C. Randal Mills, Ph.D., President and Chief Executive Officer of Osiris.  “This effort will set a new standard in transplantation and will further spotlight the clinical benefits and high quality this innovative technology offers.”

The commitments in this agreement will address the recent concerns FDA raised with respect to the regulatory status of Ovation and Grafix.  The company’s Cartiform® product is not affected.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company, having developed the world’s first approved stem cell drug, remestemcel-L for graft versus host disease.  Osiris’ products include Grafix® and Ovation® for acute and chronic wounds, Cartiform®, a viable cartilage mesh for cartilage repair and the latest addition to Osiris’ line of products, OvationOS, a viable bone matrix.  Osiris is a fully integrated company with capabilities in research, development, manufacturing and distribution.  Osiris has developed an extensive intellectual property portfolio to protect the company’s technology and commercial interests.

Osiris, Grafix, Ovation and Cartiform are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Biosurgery products (including Grafix, Ovation, OvationOS and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, products to meet demand; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the sale of our ceMSC assets and the related transactions contemplated by the Purchase Agreement with Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transactions through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Aziz Ahmad

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com